       1   EX-10.3
                                                                 EXHIBIT 10.3

                            SUBORDINATED GUARANTY
                            ----------------------

This Subordinated Guaranty, dated as of November 8, 1996 (the Guaranty ) by All American Sports Corporation, Equilink Licensing Corporation, Ridmark Corporation, RHC Licensing Corporation, and Proacq Corp., Delaware corporations; Riddell, Inc., an Illinois corporation and SharCo Corporation, a Florida corporation (collectively, the Present Guarantors ) and all wholly-owned subsidiaries of the Company and its subsidiaries hereafter formed who execute this Subordinated Guaranty or counterpart thereto (collectively, the Future Guarantors ) (the Present Guarantors and the Future Guarantors are referred to herein collectively as, the Guarantors ), in favor of Silver Oak Capital, L.L.C. (the Purchaser ).

Whereas, the Present Guarantors are the wholly-owned subsidiaries of Riddell Sports Inc., a Delaware corporation (the Borrower ).

Whereas, the Borrower has entered into a Subordinated Note Purchase Agreement dated October 30, 1996 (the Purchase Agreement ) with the Purchaser providing for the Borrower to issue its 4.10% Convertible Subordinated Note due November 1, 2004 (the Note ) in the aggregate principal amount of $7.5 million to the Purchaser.

Whereas, the proceeds from the sale of the Note will directly, or indirectly, inure to the benefit of the Guarantors in their capacities as subsidiaries of the Borrower.

Whereas, in as an inducement to the Purchaser to purchase the Note, the Present Guarantors have agreed to issue this Subordinated Guaranty.

Whereas, Section 9.7 of the Purchase Agreement requires the Future Guarantors to be bound by this Subordinated Guaranty.

1.   Certain Definitions.

     1.01 Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.

     1.02 The term Holder or Holders shall refer to each of (i) the Purchaser, (ii) each permitted successor or assignee of Purchaser s rights and (iii) each permitted transferee or assignee of all or a portion of the Note to the extent the Purchaser shall specify such person pursuant to this clause (iii) as a Holder.

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2.   The Guarantee.

     Each Guarantor hereby jointly and severally guarantees to each Holder and their respective successors and permitted assigns the prompt payment in full when due (whether at stated maturity, by acceleration, required repurchase or otherwise) of the principal of and interest on the Note held by each Holder and all other amounts from time to time owing to the Holders by the Borrower under the Purchase Agreement and under the Note, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the Guaranteed Obligations ). Each Guarantor hereby further jointly and severally agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration, required repurchase or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.   Obligations Unconditional.

     The obligations of each Guarantor under Section 2 hereof are absolute and unconditional, irrespective of (i) the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Guaranty, the Purchase Agreement, the Note or any other agreement or instrument referred to herein or therein, (ii) any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations (iii) the absence of any action to enforce the Purchase Agreement or the Note, (iv) any waiver or consent by the Holder with respect to any provisions of the Purchase Agreement or the Note, (v) any modification or amendment of, or supplement of, the Guaranty, Purchase Agreement, Note or any other agreements or instruments referred to herein or therein or (vi) the recovery of any judgment against the Borrower or any action to enforce such judgment, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

          (A) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (B) any of the acts mentioned in any of the provisions of this Guaranty, the Purchase Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted; or

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 3   EX-10.3

          (C) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Guaranty, the Purchase Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

     Each Guarantor hereby expressly waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, protest, notices and all demands whatsoever, any requirement that any Holder exhaust any right, power or remedy or proceed against the Borrower under the Purchase Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations and covenants that its Guaranteed Obligations will not be discharged except by complete performance by the Borrower or another Guarantor of such Guaranteed Obligations.

4.   Reinstatement.

     The obligations of each Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

5.   Subrogation.

     Each Guarantor hereby waives all rights of subrogation, contribution, reimbursement and indemnity and all other rights that such Guarantor would have against the Borrower at any time as a result of any payment in respect of its Guaranteed Obligations (whether contractual, under the Bankruptcy Code, or otherwise).

6.   Remedies.

     Each Guarantor agrees that, as between such Guarantor and the Holders, the obligations of the Borrower under the Purchase Agreement and the Note may be declared to be forthwith due and payable as provided in the Purchase Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in the Purchase Agreement) for purposes of the Guaranty notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by such Guarantor for purposes of said
Section 2 of the Guaranty.


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 4   EX-10.3

7.   Instrument for the Payment of Money.

     Each Guarantor hereby acknowledges that the guarantee in this Guaranty constitutes an instrument for the payment of money and consents and agrees that any Holder, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

8.   Continuing Guarantee.

     The guarantee in this Guaranty is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

9.   General Limitation on Guarantee Obligations.

     In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 2 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Holder or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

10.  Subordination.

     The obligations of each Guarantor under this Guaranty shall be junior and subordinated in right of payment to any Senior Indebtedness of such Guarantor in the same manner and to the same extent as the Note is subordinated to Senior Indebtedness of the Borrower pursuant to Section 13 of the Purchase Agreement.

11.  Anti-Layering

     No Guarantor will, directly or indirectly, incur or suffer to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of such Guarantor, unless such Indebtedness is pari passu with or is subordinate in right of payment to such Guarantor s payment obligations under the Guaranty.

12.  Requirements.

     Subject to the terms of the Purchase Agreement, this Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only


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 5   EX-10.3


with) the written consent of the Majority Lenders.

13.  Successors and Assigns.

     The guaranty provided in Section 2 hereof binds and inures to the benefit of the Holders and each of their respective successors and permitted assigns.

14.  Governing Law.

     This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

15.  Assignments and Restrictions on Transfers.

     No Guarantor may assign any of its rights or obligations hereunder or under the Note without the prior consent of the Majority Lenders. The Purchaser and each Holder shall not transfer any of its rights under the Guaranty except to the same extent as permitted by Section 20.7 of the Purchase Agreement.

                                        All American Sports Corporation
                                        Equilink Licensing Corporation
                                        Ridmark Corporation
                                        RHC Licensing Corporation
                                        Proacq Corp.
                                        SharCo Corporation


                                        By:   DAVID GROELINGER
                                           ----------------------------
                                        Their: Senior Vice President

                                        Riddell, Inc.


                                        By:  DAVID GROELINGER
                                           ----------------------------
                                        Its:      Vice President


                                        [FUTURE GUARANTOR]
                                        By: _______________________
                                        Its: ______________________



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